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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JULY 4, 2005
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                   PCTEL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
           DELAWARE                      000-27115               77-0364943
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)       (IRS EMPLOYER
        INCORPORATION)                                     IDENTIFICATION NUMBER)
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               8725 W. HIGGINS ROAD, SUITE 400, CHICAGO, IL 60631
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (773) 243-3000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

         _______________________________________________________________
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported on July 8, 2005, on July 4, 2005, PCTEL, Inc. ("PCTEL") acquired all of the outstanding share capital of Sigma Wireless Technologies Limited, an Irish company ("Sigma"), pursuant to a Share Acquisition Agreement dated as of July 4, 2005 among PCTEL, Sigma, the holders of the outstanding share capital of Sigma, and other parties (the "Acquisition Agreement"). Sigma is based in Dublin, Ireland and develops, manufactures and distributes antenna products designed for wireless communications. The selling shareholders of Sigma consist of three manager/directors of SIGMA and an Irish corporation owned by affiliates of Sigma.

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The total purchase price was 23.4 million Euro (approximately $28.3 million). Of this amount, 19.3 million Euro (approximately $23.4 million) was paid in cash at the close of the transaction. Approximately 5.1 million Euro of the closing payment was immediately used to discharge outstanding Sigma indebtedness and retire outstanding preferred shares and the remaining 14.4 million Euro was paid to the selling shareholders of Sigma. PCTEL assumed approximately 2.5 million Euro (approximately $3.0 million) of Sigma obligations, consisting principally of unfunded pension liability. In addition, PCTEL incurred 1.6 million euro (approximately $2.0 million) in transaction costs.

The Acquisition Agreement also provides for an "earn-out" provision in favor of the selling shareholders of Sigma, pursuant to which such shareholders may receive up to an additional 7.5 million Euro (approximately $9.1 million) in cash based on the revenue performance of Sigma over the 18-month period ending December 31, 2006. A cash payment of up to 5.75 million Euro (approximately $7.0 million) of the 7.5 million Euro total possible earn-out will be made to such shareholders based on Sigma revenue performance during the period in excess of 26 million Euro up to 35 million Euro; an additional cash payment of up to 1.75 million Euro (approximately $2.1 million) of the 7.5 million Euro total possible earn-out will be made to such shareholders based on Sigma revenue performance during the period in excess of 35 million Euro. Revenue performance of Sigma is measured quarterly, and earn-out payments, if any, are to be made within 45 days of the end of the quarterly period.

The cash consideration paid and to be paid in connection with the acquisition is expected to be provided from PCTEL's available cash balance.

Under the Acquisition Agreement, the selling shareholders of Sigma are required to indemnify PCTEL against losses resulting from breaches of representations and warranties made by such shareholders in the agreement and from failure of such shareholders to comply with covenants and agreements to be performed under the agreement, and against other specified costs and expenses expected to be incurred by Sigma. The indemnification obligations of the Sigma selling shareholders survive for a period of 12 months from July 4, 2005, with certain identified exceptions which survive for up to six years from such date. A third-party escrow arrangement has been established under the Acquisition Agreement for the benefit of PCTEL to satisfy the indemnification obligations of the selling shareholders during the 12 month period following the closing date of the acquisition, and the sum of 1.75 million Euro of the cash purchase price paid at the closing has been deposited into the escrow.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following audited consolidated financial statements of Sigma Wireless Technologies Limited are included as Exhibit 99.2 in this amended Current Report.

     Audited non-statutory financial statements of Sigma Wireless Technologies Limited as of and for the year ended December 31, 2004.

(B) PRO FORMA FINANCIAL STATEMENTS

The following pro forma financial statements of PCTEL, Inc. are included as
Exhibit 99.3 in this amended Current Report.

     Unaudited pro forma combined condensed balance sheet as of June 30, 2005.

     Unaudited pro forma combined condensed statement of operations for PCTEL, Inc. for the year ended December 31, 2004, three months ended June 30, 2005 and three months ended March 31, 2005.

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(C) EXHIBITS

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
Exhibit No.                               Description
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
2.1* Share Acquisition Agreement dated as of July 4, 2005, among PCTEL, Inc., Sigma Wireless Technologies Limited, and other parties, with exhibits.

23.1          Independent Auditors' Consent.

99.1* Press release dated July 5, 2005 announcing the acquisition of Sigma Wireless Technologies Limited.

99.2 Audited Financial Statements of Sigma Wireless Limited as of and for the year ended December 31, 2004.

99.3 Unaudited pro forma combined condensed balance sheet of PCTEL, Inc. as of June 30, 2005.

              Unaudited pro forma combined condensed statement of operations of PCTEL, Inc. for the year ended December 31, 2004, three months ended June 30, 2005 and three months ended March 31, 2005.
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(*)  Incorporated by reference to PCTEL Inc.'s Current Report filed on July 8,
     2005 with the SEC.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, PCTEL, Inc. has duly caused this amendment to Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005

PCTEL, INC.


By: /s/ John W. Schoen
    ---------------------------------
    John W. Schoen
    Chief Financial Officer